Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements No. 333-203684, 333-156242, 333-26225, 333-28883, 333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, 333-112331, 333-115028, 333-150508, 333-135128, 333-158767, 333-166607, 333-179701, and 333-233037 on Form S-8;

(2)	Registration Statements No. 333-263244, 333-64572, 333-161913, 333-186888, 333-209671, and 333-229896 on Form S-3;

(3)	Registration Statements No. 333-38924, 333-40870, 333-44698, 333-46564, 333-37924, 333-83767, 333-81953, 333-46189, 333-39857; 333-15487, and 333-01286 on Form S-3/A; and

(4)	Registration Statements No. 333-257351, 333-45916, 333-49644, 333-43908, 333-44845, 333-147951, 333-33283, 333-22513, and 333-180388 on Form S-4/A.
of our report dated March 1, 2023 (except for the effects of the new segment reporting structure disclosed in Note 18, as to which the date is May 8, 2023), with respect to the consolidated financial statements and schedule of The AES Corporation and our report dated March 1, 2023, with respect to the effectiveness of internal control over financial reporting of The AES Corporation, included in this Current Report on Form 8-K.
/s/ Ernst & Young LLP
Tysons, Virginia
May 8, 2023